Exhibit 4.2

Pinduoduo Inc.

NAME AND ADDRESS	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
OF SHAREHOLDER		FROM	TO

	AO5			USD 0.000005

	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

SHARE CERTIFICATE

OF

Pinduoduo Inc.

INCORPORATED IN THE  CAYMAN ISLANDS

The authorised share capital of the Company is US$400,000 divided into 80,000,000,000 shares comprising of (i) 77,300,000,000  Class A Ordinary Shares of a par value of US$0.000005 each, (ii) 2,200,000,000 Class B Ordinary Shares of a par value of US$0.000005 each and (iii) 500,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of the Articles. Subject to the Companies Law and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO
AO5

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE